Exhibit 107

Calculation of Filing Fee Tables

424B(5)

(Form Type)

MicroVision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	456(o)	$45,000,000	—	$45,000,000	0.0001102	$4,959.00

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts							$4,959.00 (1)

	Total Fees Previously Paid							—

	Total Fee Offsets							$4,746.63

	Net Fee Due							$212.37 (1)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims	—	—	—	—	—	—	—	—	—	—	—

Fees Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)

Fee Offset Claims	MicroVision, Inc.	424B(5)	333-253145 (1)	June 21, 2021		$4,746.63	Common Stock, par value $0.001 per share	Common Stock, par value $0.001 per share	(1)	$43,507,182

Fees Offset Sources	MicroVision, Inc.	424B(5)	333-253145 (1)		June 21, 2021						$4,746.63

(1)

Pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $43,507,182 aggregate amount of unsold securities previously registered pursuant to a prospectus supplement filed by the registrant pursuant to Rule 424(b)(5) on June 21,2021, which formed a part of the registrant’s Registration Statement on Form S-3ASR (File No. 333-253145) (the “Old Registration Statement”) filed by the registrant on February 16, 2021. Filing fees of $4,746.63 (calculated at the fee rate in effect on the filing date of the Old Registration Statement) previously paid by the registrant with respect to securities that were previously registered, but were not sold pursuant to the Old Registration Statement, are being applied to offset the total filing fee due with respect to this filing in accordance with Rule 457(p) under the Securities Act. All offerings under the Old Registration Statement have been completed or terminated.